UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 23, 2016 (November 17, 2016)

NEW MEDIA INVESTMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas
New York, NY 10105
 (Address of principal executive offices)

(212) 479-3160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2016, New Media Investment Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, FIG LLC and Morgan Stanley & Co. LLC (the “Underwriter”), pursuant to which the Company agreed to sell 7,500,000 shares of the Company’s common stock, par value $0.01 per share, to the Underwriter. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. In connection with the offering, the Company has granted the Underwriter a 30 day option to purchase up to an additional 1,125,000 shares of its common stock.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203405).  The offering closed on November 23, 2016.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein. The description of the Underwriting Agreement herein does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of November 17, 2016, by and among New Media Investment Group Inc., FIG LLC and Morgan Stanley & Co. LLC, as the underwriter.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Media Investment Group Inc.

Date: November 23, 2016	By:	/s/ Michael E. Reed
Michael E. Reed Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of November 17, 2016, by and among New Media Investment Group Inc., FIG LLC and Morgan Stanley & Co. LLC, as the underwriter.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).